Sierra Total Return Fund

Sub-Item 77Q1(a) – Material amendment to Charter or Bylaws

The Amended and Restated Agreement and Declaration Of Trust of Sierra Total Return Fund (the “Fund”) is hereby incorporated by reference to Exhibit 99.A(4) to Pre-Effective Amendment

No. 2 to the Fund’s Registration Statement on Form N-2A filed on November 4, 2016 (SEC Accession No. 0001144204-16-131799).

The Bylaws of Sierra Total Return Fund (the “Fund”) is hereby incorporated by reference to Exhibit 99.B to Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form

N-2A filed on November 4, 2016 (SEC Accession No. 0001144204-16-131799).